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                                                                    EXHIBIT 10.5







                            INDEMNIFICATION AGREEMENT


         THIS AGREEMENT is made this ___ day of _______________, 2000 by and between GENOMIC SOLUTIONS INC., a Delaware corporation (the "Company"), and ____________________ (the "Indemnitee").

                                    RECITALS:

         A. Indemnitee is a member of the Board of Directors and/or an executive officer of the Company, and in such capacities is performing a valuable service for the Company.

         B. The Company has adopted an Amended and Restated Certificate of Incorporation, as amended (the "Certificate") and Bylaws (the "Bylaws") authorizing and directing the Company to indemnify the directors, officers, agents and employees of the Company to the maximum extent authorized by the Delaware General Corporation Law, as amended to date (the "Act").

         C. The Act specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Company and its directors, officers, agents and employees with respect to the indemnification of such persons.

         D. Recent developments with respect to the terms and availability of directors and officers liability insurance ("D&O Insurance") and the application, amendment and enforcement of statutory and other indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby.

         E. To resolve such questions and thereby induce Indemnitee to continue to serve as a member of the Board of Directors of the Company or as an officer, or both, the Company desires to enter into this contract with Indemnitee.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Indemnitee's continued service with the Company after the date hereof, the parties agree as follows:

         1. D&O Insurance. The Company shall evaluate whether to procure D&O Insurance, and if it, in its discretion, procures such insurance, it shall maintain D&O Insurance so long as, in the reasonable business judgment of the then directors of the Company, both (i) the premium cost for such insurance is reasonably related to the amount of coverage provided, and (ii) the coverage provided by such insurance is not so limited by exclusions that insufficient benefit may be derived therefrom.

         2. Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee, on demand and as such expenses are incurred, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative



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(including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized and permitted by the provisions of the Act, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

         3. Limitations on Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

                  (a) except to the extent the aggregate of losses to be indemnified hereunder exceed the amount of such losses for which Indemnitee is indemnified pursuant to any D&O Insurance purchased and maintained by the Company;

                  (b) in respect to remuneration paid to Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such remuneration was in violation of law;

                  (c) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                  (d) if a final decision by a court having jurisdiction in the matter shall determine that Indemnitee's act or omission involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company;

                  (e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

                  (f) if otherwise prohibited by the Act.

         4. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

         5. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to


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be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

                  (a) The Company will be entitled to participate therein at its own expense.

                  (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel selected by the Company and reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Company,
         (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above and notified the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above and notified the Company of such decision in writing specifying the reasons therefore.

                  (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         6. Repayment of Expenses. Indemnitee agrees that Indemnitee will reimburse the Company for all reasonable fees and expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Indemnitee if and only to the extent that a final decision by a court having jurisdiction in the matter shall determine that Indemnitee is not entitled to be indemnified by the Company for such fees and expenses under the provisions of the Act, the Certificate, the Bylaws, this Agreement or otherwise.



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         7.       Enforcement.

                  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby to induce Indemnitee to continue as a director or as an executive officer of the Company or any of its subsidiaries or an affiliated company as directed by the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                  (b) If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

         8. Severability. Each of the provisions of this Agreement is a separate and distinct agreement, independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         9.       Governing Law; Binding Effect; Amendment and Termination.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be wholly performed in such state.

                  (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his/her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

                  (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         10. Counterparts. This document may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.


                                       GENOMIC SOLUTIONS INC.
                                       a Delaware corporation


                                       By:
                                           -------------------------------------
                                           Jeffrey  S. Williams, President and
                                           Chief Executive Officer


                                       "INDEMNITEE"

                                       -----------------------------------------




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